                                                                EXHIBIT 2

                         AGREEMENT AND PLAN OF MERGER



                                 BY AND AMONG



                       FOUNDATION HEALTH SYSTEMS, INC.,



                             PHS ACQUISITION CORP.



                                      and



                       PHYSICIANS HEALTH SERVICES, INC.



                                  May 8, 1997

                               TABLE OF CONTENTS


                                   ARTICLE I
                                  THE MERGER

                                                                                    PAGE
                                                                                    ----
    1.1  The Merger.................................................................  2
    1.2  Effective Time.............................................................  2
    1.3  Effects of the Merger; Subsequent Actions..................................  2
    1.4  Time and Place of Closing..................................................  3
    1.5  Certificate of Incorporation and Bylaws....................................  3
    1.6  Directors..................................................................  3
    1.7  Officers...................................................................  4
    1.8  Consideration for the Merger; Conversion or
           Cancellation of Shares in the Merger.....................................  4
    1.9  Company Stock Plans........................................................  4


                                   ARTICLE II
                     DISSENTING SHARES; EXCHANGE OF SHARES

    2.1  Dissenting Shares..........................................................  5
    2.2  Exchange of Certificates...................................................  5

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    3.1  Corporate Organization and Qualification...................................  8
    3.2  Capitalization.............................................................  8
    3.3  Other Interests............................................................  9
    3.4  Authority Relative to this Agreement; Fairness Opinion.....................  9
    3.5  Governmental Authorization................................................. 10
    3.6  Non-Contravention.......................................................... 11
    3.7  SEC Reports; Financial Statements.......................................... 12
    3.8  Absence of Certain Changes or Events....................................... 13
    3.9  Litigation................................................................. 13
   3.10  Proxy Statement............................................................ 13
   3.11  Taxes...................................................................... 14
   3.12  Compliance with Applicable Law............................................. 15
   3.13  Employee Benefit Plans..................................................... 16
   3.14  Labor Matters.............................................................. 19
   3.15  Environmental Laws and Regulations......................................... 19
   3.16  Computer Systems; Intangible Property...................................... 20
   3.17  DOI Reports................................................................ 20
   3.18  Covered Lives/Subscribers.................................................. 21
   3.19  Contracts.................................................................. 21
   3.20  Brokers and Finders........................................................ 22
   3.21  Company Rights Plan........................................................ 22
   3.22  Certain Real Property...................................................... 22

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND MERGER SUB


    4.1  Corporate Organization and Qualification................................... 22
    4.2  Authority Relative to This Agreement....................................... 23
    4.3  Governmental Authorization................................................. 23
    4.4  Non-Contravention.......................................................... 24
    4.5  SEC Reports; Financial Statements.......................................... 25
    4.6  Information Supplied....................................................... 25
    4.7  Interim Operations of Merger Sub........................................... 26
    4.8  Brokers and Finders........................................................ 26

                                   ARTICLE V
                      ADDITIONAL COVENANTS AND AGREEMENTS

    5.1  Conduct of Business of the Company......................................... 26
    5.2  Reasonable Best Efforts.................................................... 29
    5.3  Access to Information...................................................... 30
    5.4  Publicity.................................................................. 31
    5.5  Notices of Certain Events.................................................. 31
    5.6  Stockholder Meeting; Proxy Materials; Opinion of Financial Advisor......... 31
    5.7  No Solicitation............................................................ 33
    5.8  Termination of Company Stock Plans......................................... 34
    5.9  Indemnification of Directors and Officers.................................. 35
   5.10  Expenses................................................................... 35
   5.11  Employee Matters........................................................... 36


                                  ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    6.1  Conditions to Obligations of Parent and Merger Sub......................... 37
    6.2  Conditions to Obligations of the Company................................... 37
    6.3  Conditions to Obligations of Each Party.................................... 38


                                  ARTICLE VII
                            TERMINATION OF AGREEMENT


    7.1  Termination................................................................ 39
    7.2  Certain Actions Prior to Termination....................................... 41
    7.3  Effect of Termination...................................................... 41
    7.4  Termination Fees........................................................... 41


                                  ARTICLE VIII
                           MISCELLANEOUS AND GENERAL


    8.1  Survival................................................................... 43
    8.2  Counterparts............................................................... 43
    8.3  Governing Laws and Consent to Jurisdiction................................. 43
    8.4  Notices.................................................................... 43
    8.5  Entire Agreement........................................................... 45
    8.6  Parties in Interest........................................................ 45
    8.7  Amendment and Waivers...................................................... 45
    8.8  Certain Definitions........................................................ 45
    8.9  Validity................................................................... 46
   8.10  Captions................................................................... 46
   8.11  Assignment................................................................. 46
   8.12  Disclosure Schedules....................................................... 46
   8.13  Specific Performance....................................................... 47


   EXHIBIT A      Form of Voting Trust Agreement

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 8,
                                              ---------
1997, by and among Foundation Health Systems, Inc., a Delaware corporation

("Parent"), PHS Acquisition Corp., a Delaware corporation and a wholly owned
--------
subsidiary of Parent ("Merger Sub"), and Physicians Health Services, Inc., a
                       ----------
Delaware corporation (the "Company").
                           -------


                                    RECITALS

          WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, in furtherance thereof, upon the terms and subject to the conditions set forth in this Agreement, (i) Merger Sub would be merged (the

"Merger") with and into the Company in accordance with the General Corporation
-------
Law of the State of Delaware ("Delaware Law") and (ii) each share of Class A
                               ------------
Common Stock, par value $.01 per share, together with the associated Right (as defined in Section 3.2) (collectively, "Class A Common Stock"), and Class B
                                        --------------------
Common Stock, par value $.01 per share, together with the associated Right (collectively, "Class B Common Stock"), of the Company issued and outstanding
                --------------------
(the "Shares") immediately prior to the Effective Time (as defined in Section
      ------
1.2) would, except as otherwise expressly provided herein, be converted into the right to receive the Merger Consideration (as defined in Section 1.8); and

          WHEREAS, concurrently herewith and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, the Company, Greater Bridgeport Individual Practice Association, Inc., a stockholder of the Company, and American Stock Transfer & Trust Company, as voting trustee, have entered into a Voting Trust Agreement (the "Voting Trust Agreement"),
                                            ----------------------
substantially in the form of Exhibit A hereto; and

          WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub and the Company hereby agree as follows:


                                   ARTICLE I

                                  THE MERGER

          1.1  The Merger.  At the Effective Time and upon the terms and subject
               ----------
to the conditions hereof and in accordance with the provisions of Dela ware Law, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The
                                              ---------------------
Company and Merger Sub are sometimes hereinafter referred to collectively as the "Constituent Corporations."
 ------------------------

          1.2  Effective Time.  Subject to the provisions of this Agreement, the
               --------------
Merger shall be consummated as promptly as practicable (and in any event within two business days) after satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each party's obligation to consummate the Merger contained in Article VI, by duly filing an appropriate certificate of merger (the "Certificate of Merger"), in such form as is required by, and
             ---------------------
executed in accordance with, the relevant provisions of Delaware Law. The Merger shall be effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Delaware Law or at such later time agreed to by the parties as is specified in the Certificate of Merger (the "Effective Time"). The date on which the
                                --------------
Effective Time shall occur is referred to herein as the "Effective Date."  This
                                                         --------------
Agreement is intended by the parties to constitute the agreement of merger contemplated by Section 251 of Delaware Law.

          1.3  Effects of the Merger; Subsequent Actions.  (a) The separate
               -----------------------------------------
corporate existence of the Company, as the Surviving Corporation, shall continue unimpaired by the Merger. The Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, causes of action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all the debts, liabilities and duties of the Constituent Corporations with the effect set forth in Section 259 of Delaware Law.

          (b) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assign ments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, all such deeds, bills of sale, assignments, assumption agreements and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Corporation or otherwise to carry out this Agreement.

          1.4  Time and Place of Closing.  The closing (the "Closing") of the
               -------------------------                     -------
Merger shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, as promptly as practicable (and in any event within two business days) after satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each party's obligation to consummate the Merger contained in Article VI, or at such other place or time as Parent and the Company may agree.

          1.5  Certificate of Incorporation and Bylaws.  (a)  The Certificate of
               ---------------------------------------
Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be amended to change the name of Merger Sub to "Physicians Health Services, Inc." and, as so amended, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or under applicable law.

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or under applicable law.

          1.6  Directors.  The directors of Merger Sub at the Effective Time
               ---------
shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

          1.7  Officers.  The officers of the Company at the Effective Time
               --------
shall, from and after the Effective Time, be the initial officers of the Surviving Corporation, and as a result Robert L. Natt will be the Chief Executive Officer of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

          1.8  Consideration for the Merger; Conversion or Cancellation of
               -----------------------------------------------------------
Shares in the Merger.  At the Effective Time, by virtue of the Merger and
--------------------
without any action on the part of Parent, Merger Sub, the Company or the holders of any Shares or capital stock of Merger Sub:

          (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 1.8(b) and Dissenting Shares (as defined in Section 2.1)) shall be cancelled and extin guished and converted into the right to receive $29.25 in cash, without interest thereon (the "Merger Consideration").
              --------------------

          (b) Each Share issued and outstanding immediately prior to the Effective Time and owned by Parent or Merger Sub or any direct or indirect subsidiary of Parent or Merger Sub, or which is held in the treasury of the Company or by any of its subsidiaries, shall cease to be outstanding, be cancelled and retired without payment of any consideration therefor and cease to exist.

          (c) Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassess able share of common stock, par value $.01 per share, of the Surviving Corpora tion.

          1.9  Company Stock Plans.  As of the Effective Time, each outstanding
               -------------------
option (including any related stock appreciation right) (an "Employee Option")
                                                             ---------------
issued, awarded or granted pursuant to the Company's 1992 Stock Option Plan or the Company's 1995 Stock Option Plan (the "Company Stock Plans") to purchase
                                           -------------------
Shares shall be cancelled to the Company, subject to obtain ing the consents discussed below, and each holder of a cancelled Employee Option shall be entitled to receive from the Company (or, at Parent's option, any subsidiary of the Company) in consideration for the cancellation of such Employ ee Option an amount in cash (less applicable withholding Taxes (as defined in

Section 3.11)) equal to the product of (i) the number of Shares previously subject to such Employee Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Employee Option. At or prior to the Closing (x) the Company shall deliver to Parent agreements (in a form reasonably acceptable to Parent) executed by each director and officer of the Company acknowledging that the payment made pursuant to this Section 1.9 is being made in full satisfaction of such individual's rights under the applicable Company Stock Plans and any option awards granted thereunder, and (y) the Company shall use its reasonable best efforts to obtain executed agreements of the type described in clause (x) from each other holder of an option to purchase Shares awarded under the Company Stock Plans.


                                   ARTICLE II

                     DISSENTING SHARES; EXCHANGE OF SHARES

          2.1  Dissenting Shares.  Notwithstanding anything in this Agreement
               -----------------
to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted to approve and adopt this Agreement or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Section 262 of Delaware Law ("Dissenting Shares") shall not be
                                              -----------------
converted into the right to receive the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall no longer be considered Dissenting Shares for the purposes of this Agreement and shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration without interest thereon. The Company shall give Merger Sub prompt notice of any demands received by the Company for appraisal of Shares, and, prior to the Effective Time, Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Merger Sub, make any payment with respect to, or settle or offer to settle, any such demands.

          2.2  Exchange of Certificates.  (a) Prior to the Effective Time,
               ------------------------
Parent shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") in effecting the exchange
                                     ------------
for the Merger Consideration of certificates (the "Certificates") that, prior to
                                                   ------------
the Effective Time, represented Shares. Upon the surrender of each such Certificate formerly representing Shares, together with a properly completed letter of transmittal, the Paying Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of Shares formerly represented by such Certificate, in exchange therefor, and such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Dissenting Shares or Shares held by Parent, Merger Sub or the Company, or any direct or indirect subsidiary thereof) shall represent solely the right to receive the Merger Consideration. No interest shall be paid or accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any Person (as defined in Section 8.8) other than the Person in whose name the Certificate formerly representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange shall pay to the Paying Agent any transfer or other Taxes (as defined in Section 3.11) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable.

          (b) Prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, in trust with the Paying Agent for the benefit of the holders of Shares the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to Section 1.8(a); provided
                                                                    --------
that no such deposit shall relieve Parent of its obligation to pay the Merger Consideration pursuant to Section 1.8(a).

          (c) The Merger Consideration shall be invested by the Paying Agent, as directed by Parent, provided such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having at least $1,000,000,000 in assets; provided, that no loss on investments made pursuant to
                          --------
this Section 2.2(c) shall relieve Parent of its obligation to pay the Merger Consideration pursuant to Section 1.8(a).

          (d) Promptly following the date which is six months after the Effective time, the Paying Agent shall deliver to Parent all cash and documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon.

          (e) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented Shares a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Consideration in exchange therefor.

          (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent, they shall be cancelled and exchanged for the Merger Consideration, as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

          (g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect therefor pursuant to this Agreement.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth with respect to a specifically identified representation and warranty on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure
                                                         ------------------
Schedule"):
--------

          3.1  Corporate Organization and Qualification.  Each of the Company
               ----------------------------------------
and each of its Significant Subsidiaries (as defined in Section 8.8) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 8.8) on the Company. Each of the Company and each of its Significant Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not have a Material Adverse Effect on the Company. The Company has heretofore made available to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws as in effect on the date hereof.

          3.2  Capitalization.  The authorized capital stock of the Company
               --------------
consists of (i) 13,000,000 shares of Class A Common Stock of which, as of the close of business on May 7, 1997, 5,767,196 shares were issued and outstanding,
(ii) 6,369,789 shares of Class B Common Stock of which, as of the close of business on May 7, 1997, 3,542,921 shares were issued and outstanding and (iii) 500,000 shares of preferred stock, par value $.01 per share, none of which is issued or outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights. As of May 7, 1997, (i) 1,348,272 shares of Class A Common Stock were reserved for issuance upon exercise of outstanding Employee Options pursuant to the Company Plans and (ii) 200,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share ("Junior Preferred Stock"), were reserved for issuance in connection
            ----------------------
with the rights (the "Rights") to purchase shares of Junior Preferred Stock
                      ------
issued pursuant to the Rights Agreement, dated as of February 21, 1995, between the Company and American Stock Transfer & Trust Company, as rights agent (as amended from time to time, the "Rights Agreement"). Except as set forth above
                                ----------------
and except for or as a result of the exercise of Employee Options outstanding as of May 7, 1997, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options, subscriptions, warrants, calls or other rights to acquire from the Company, and no obligation of the Company to issue, deliver or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (iv) no equity equiva lents (including any phantom stock or SAR rights, whether cash or other), perfor mance shares, interests in the ownership or earnings of the Company or any of its Subsidiaries or other similar rights issued by the Company (collectively,

"Company Securities").  There are no outstanding obligations of the Company or
 ------------------
any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securi ties. Each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is directly or indirectly owned by the Company, free and clear of all security interests, liens, claims, pledges, charges, voting agreements or other encumbrances of any nature whatsoever (collectively, "Liens"). There are
                                                            -----
no existing options, subscriptions, warrants, calls or commitments of any character relating to the issued or unissued capital stock or other equity securities of any Subsidiary of the Company. The execution, delivery and performance of the Voting Trust Agreement by the parties thereto, and the transactions contemplated thereby, will not be deemed to be a transfer of beneficial ownership of the Class B Common Stock subject to the Voting Trust Agreement and will not cause the shares of Class B Common Stock subject to the Voting Trust Agreement to be converted into shares of Class A Common Stock pursuant to the provisions of the Company's Amended and Restated Certificate of Incorporation or applicable law.

          3.3  Other Interests.  Except for the Company's interests in its
               ---------------
Subsidiaries, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in, nor is the Company or any of its Subsidiaries subject to any obligation or requirement to provide for or to make any investment (whether equity or debt) in, any corporation, limited liability company, partnership, joint venture, business, trust or other entity.

          3.4  Authority Relative to this Agreement; Fairness Opinion.  The
               ------------------------------------------------------
Company has all necessary corporate power and authority to execute and deliver this Agreement and the Voting Trust Agreement and (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the total outstanding voting power of the Shares, voting as a single class, as required by Delaware Law (the "Company Stockholder Approval")) to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Board of Directors of the Company, at a meeting duly called and held on May 7, 1997, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the stockholders of the Company, (ii) approved this Agreement and the Voting Trust Agreement and the transactions contemplated hereby and thereby, including the Merger, and (iii) resolved, subject to Section 5.6, to recommend that the stockholders of the Company approve and adopt this Agree ment. Morgan Stanley & Co. Incorporated (the "Company Financial Advisor") has
                                               -------------------------
delivered to the Board of Directors of the Company its written opinion dated May 8, 1997 to the effect that, as of the date of such opinion, the consideration to be received by the holders of Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders, a copy of which opinion has been delivered to Parent. The execution, delivery and performance of this Agreement and the Voting Trust Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Voting Trust Agreement or to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger, the Company Stockholder Approval and the filing of the appropriate merger docu ments as required by Delaware Law). The Board of Directors of the Company has taken all action necessary with respect to the transactions contemplated hereby and by the Voting Trust Agreement so as to render inapplicable to such transactions, including, without limitation, the Merger, the restrictions on business combinations contained in Section 203 of the Delaware Law. Each of this Agreement and the Voting Trust Agreement has been duly and validly executed and delivered by the Company and, assuming it constitutes a valid and binding agreement of the other parties hereto or thereto, as the case may be, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that the enforcement hereof or thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          3.5  Governmental Authorization. The execution, delivery and
               --------------------------
performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign ("Governmental
                                                                 ------------
Entity") other than:
------

               (a) the filing of the Certificate of Merger in accordance with Delaware Law;

          (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act");
                                                            -------

          (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act");
                 ------------

          (d) compliance with any applicable foreign or state securities or "blue sky" laws, rules or regulations;

          (e) compliance with Federal, foreign and state laws, rules and regulations governing insurance, health maintenance organizations, health care services plans, third party administrators, hospitals or other managed health care organizations or antitrust; and

          (f) such other filings or registrations with, or authorizations, consents or approvals of, Governmental Entities, the failure of which to be made or obtained would not, individually or in the aggregate, (i) have a Material Adverse Effect on the Company or the Surviving Corporation or (ii) impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          3.6  Non-Contravention. The execution, delivery and performance of
               -----------------
this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not:

          (a) contravene or conflict with any provision of the respective charters or bylaws (or similar governing documents) of the Company or any of its Significant Subsidiaries;

          (b) assuming compliance with the matters referred to in Section 3.5 and assuming the Company Stockholder Approval has been obtained, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary of the Company or any of their respective properties or assets;

          (c) conflict with or result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in any third party having any right of termination, amendment, acceleration or cancellation of, or loss of a material benefit under, (i) any agreement, contract or other instrument binding upon the Company or any Subsidiary of the Company or, (ii) assuming compliance with the matters referred to in Section 3.5, any license, franchise, permit or other similar authorization held by the Company or any Subsidiary of the Company; or

               (d) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary of the Company;

except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that would not, individually or in the aggregate, (i) have a Material Adverse Effect on the Company or the Surviving Corporation, (ii) impair the ability of the Company to consummate the transactions contemplated by this Agreement or (iii) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          3.7  SEC Reports; Financial Statements. Each periodic report,
               ---------------------------------
registration statement, definitive proxy statement and other document filed by the Company with the Securities and Exchange Commission (the "SEC") since
                                                              ---
January 1, 1995 (as such documents have since the time of their filing been amended, the "Company SEC Reports"), as of their respective dates, complied in
              -------------------
all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities
                                                                    ----------
Act") or the Exchange Act, as the case may be, applicable to such Company SEC
---
Reports and none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The Company SEC Reports include all the documents (other than preliminary material) that the Company was required to file with the SEC since January 1, 1995. The financial statements of the Company included in the Company SEC Reports, as of their respective filing dates with the SEC, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form

10-Q of the SEC) and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of the unaudited statements, to normal, year-end audit adjustments). Since December 31, 1996, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (i) as and to the extent set forth on the audited balance sheet of the Company and its Subsidiaries as of December 31, 1996 (including the notes thereto) (the "Company Balance Sheet"), (ii) for liability
                                    ---------------------
under this Agreement, (iii) as incurred after December 31, 1996 in the ordinary course of business and consistent with past practices, (iv) as described in the Company SEC Reports filed and publicly available prior to the date hereof or (v) as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          3.8  Absence of Certain Changes or Events.  Except as disclosed in the
               ------------------------------------
Company SEC Reports filed and publicly available prior to the date hereof, since December 31, 1996, the Company and its Subsidiaries have conducted their respective business only in the ordinary course, consistent with past practice, and there has not occurred or arisen any event which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

          3.9  Litigation.   There is no action, suit, proceeding, claim or
               ----------
investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their assets or against or involving any of its officers, directors or employees in connection with the business or affairs of the Company, including, without limitation, any claims for indemnification arising under any agreement to which the Company or any of its Subsidiaries is a party, which would, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is not subject to or in default with respect to any writ, order, judgment, injunction or decree which would, individually or in the aggregate, have a Material Adverse Effect on the Company. The parties agree that this representation and warranty shall not cover any actions, suits, proceedings, claims, investigations, writs, orders, judgments, injunctions or decrees, pending or threatened, which seek to prevent or materially delay the consummation of the transactions contemplated by this Agreement or impose material conditions with respect thereto.

          3.10  Proxy Statement.  The proxy or information statement or similar
                ---------------
materials distributed to the Company's stockholders in connection with the

Merger, including any amendments or supplements thereto (the "Proxy Statement"),
                                                              ---------------
will not, at the time of mailing to stockholders of the Company or at the time of the special meeting of the Company's stockholders called for the purpose of considering and taking action upon this Agreement (the "Special
                                                                   -------
Meeting"), contain any untrue statement of a material fact or omit to state any
-------
material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing two sentences, the Company makes no representation or warranty with respect to information supplied by Parent or Merger Sub specifically for inclusion in the Proxy State ment.

          3.11  Taxes.
                -----

          (a) The Company and each of its Subsidiaries (i) has filed (or the Company has had timely filed on their behalf) when due (taking into account extensions) with the appropriate Federal, state, local, foreign and other governmental agencies, all material tax returns, estimates, reports and documents of a similar nature relating to taxes required to be filed by it, and all such returns, estimates and reports are or will be at the time of filing true, correct and complete in all material respects and (ii) has either paid when due and payable or has established adequate reserves (including Taxes (as defined below) being contested in good faith) or otherwise accrued on the Company Balance Sheet, all material Federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Tax" or "Taxes"). There
                                                        ---      -----
are no Tax liens upon any property of the Company or any of its Subsidiaries except liens for current Taxes not yet due, and there are no material Taxes, interest, penalties, assessments or deficiencies claimed in writing by any Taxing authority and received by the Company or any such Subsidiary that, in the aggregate, would result in any Tax liability in excess of the amount of the reserves or accruals, and the Company and each of its Subsidiaries has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that are adequate for the payment of all material Taxes not yet due and payable and attributable to any period preceding the Closing. The Company has not filed a consent to the application of Section 341(f)(2) of the Code.

          (b) No audit, assessment or other examination relating to Taxes by any Taxing authority is pending with respect to any material Taxes due by the Company or any of its Subsidiaries.

          (c) Neither the Company nor any predecessor corporation, nor any of their respective Subsidiaries, has executed or filed with the Internal Revenue Service or any other governmental authority or any other Taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material Taxes.

          (d) Neither the Company nor any of its Subsidiaries is a party to or is bound by (or will prior to the Closing become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement which includes a party other than the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group other than one of which Company was the common parent, or filed or been included in a combined, consolidated or unitary Tax return other than one filed by the Company (or a return for a group consisting solely of its Subsidiaries and predecessors).

          (e) The Company has not agreed, nor is it required, to make any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (f) Neither the Company nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under section 453 of the Code, nor has the Company or any of its Subsidiaries entered into an interest rate swap, currency swap or other similar transaction.

          3.12  Compliance with Applicable Law.  Section 3.12 of the Company
                ------------------------------
Disclosure Schedule contains a true and complete list of all regulatory undertakings, orders or other commitments of any nature not embodied in applicable statutes or regulations or specifically disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement entered into by the Company or any of its Subsidiaries with any regulatory entity, including any insurance or HMO regulatory bodies, which undertakings, orders or other commitments limit or purport to limit the business of the Company or any of its Significant Subsidiaries as presently conducted or as the same may be conducted in the future. The Company and its Subsidiaries hold, and at all times since January 1, 1995 have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for
                                             ---------------
failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and its Subsidiaries are, and at all times since January 1, 1995 have been, in compliance with the terms of the Company Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as specifically disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, the conduct of the respective businesses of the Company and its Subsidiaries is, and at all times has been, in conformity with all applicable federal, state and other governmental and regulatory requirements, except where nonconformity or noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, other than those which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          3.13  Employee Benefit Plans.
                ----------------------

          (a) Section 3.13(a) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); each
                                                              -----
"pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA
                                                                      -----
Affiliate"), that together with the Company would be deemed a "single employer"
---------
within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Subsidiary of the Company (the "Plans"). Neither the Company, any Subsidiary of the Company nor any ERISA
 -----
Affiliate has any legal commitment to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee (an

"Employee") or former employee of the Company or any Subsidiary of the Company.

          (b) With respect to each Plan, the Company has heretofore delivered or made available to Buyer true and complete copies of each of the following documents:

               (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof);

               (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87;

               (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto;

               (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

               (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

          (c) No Plan is subject to Title IV of ERISA. No Title IV Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Title IV Plan a plan described in section 4063(a) of ERISA.

          (d) All contributions required to be made with respect to any Plan on or prior to the Closing Date have been or will be timely made on or prior to the Closing Date.

          (e) Neither the Company or any Subsidiary of the Company nor, to the knowledge of the Company, any trustee or administrator thereof, has engaged in a transaction in connection with which the Company or any Sub sidiary of the Company or any trustee or administrator thereof could reasonably be expected to be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

          (f) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

          (g)  Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter to the effect that the Plan is so qualified and that its related trust maintained thereunder is exempt from taxation under section 501(a) of the Code.

          (h) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficia ry).

          (i) Except as previously disclosed in writing to Parent, no amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

          (j) Except as set forth in Section 3.13(j) of the Company Disclosure Schedule or as expressly provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

          (k) There are no pending or, to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          3.14  Labor Matters.  Neither the Company nor any of its Subsidiaries
                -------------
is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any such Subsidiary and, to the knowledge of the Company, there are no activities or proceedings of any labor union to organize any such employees.

          3.15  Environmental Laws and Regulations.
                ----------------------------------

          (a) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by the Company or any of its Subsidiaries, no complaint has been served on the Company or any of its Subsidiaries, no penalty has been assessed and, to the knowledge of the Company, no investigation is pending or has been threatened (each, an "Action") by any
                                                              ------
Governmental Entity or other party with respect to any (i) alleged violation by the Company or any of its Subsidiaries of any Environ mental Law, (ii) alleged failure by the Company or any such Subsidiary to have any environmental permit, certificate, license, approval, registration or authoriza tion required in connection with the conduct of its business or (iii) Regulated Activity, in each case where such Action has had or would have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (b) Neither the Company nor any of its Subsidiaries has any Environmental Liabilities that has had, or would have, individually or in the aggregate, a Material Adverse Effect on the Company. There has been no release of Hazardous Substances into the environment or violation of any Environmental Law in either case by the Company or any such Subsidiary which in either case has had, or would have, individually or in the aggregate, a Material Adverse Effect on the Company.

               (c) For the purposes of this Agreement, the following terms have the following meanings:

               "Environmental Laws" shall mean any and all Feder al, state,
                ------------------
     local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions and governmental restrictions relating to the environment or to emissions, discharges or releases of Hazardous Substances into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up or other remediation thereof.

          "Environmental Liabilities" shall mean all liabilities which (i) arise
           -------------------------
     under Environmental Laws and (ii) relate to Regu lated Activities occurring or conditions existing on or prior to the Effective Time.

          "Hazardous Substances" shall mean any pollutants, contaminants,
           --------------------
     toxic, radioactive, caustic or otherwise hazardous substance or waste, including petroleum, its derivatives, by-products and other hydrocarbons and medical or infectious waste that is regulated under or by any applicable Environmental Law.

          "Regulated Activity" shall mean any generation, treatment,
           ------------------
     storage, recycling, transportation, disposal or release of any Hazardous Substances.

          3.16  Computer Systems; Intangible Property.
                -------------------------------------

          (a) Except as set forth on Section 3.16 of the Company Disclosure Schedule, the Company's computer systems, including all hardware and software (collectively, the "Computer Systems"), are presently serving the Company's
                    ----------------
needs adequately. There are no infringement suits, actions or proceedings pending or, to the Company's knowledge, threatened, with respect to the Computer Systems.

          (b) The Company or one of its Subsidiaries is the owner of, or a licensee under a valid license for, all items of intangible property which are material to the business of the Company and its Subsidiaries as currently conducted, taken as a whole, including, without limitation, trade names, unregistered trademarks and service marks, brand names, patents and copyrights. There are no claims pending or, to the Company's knowledge, threatened, that the Company or any of its Subsidiaries is in violation of any such intangible property of any third party which would, individually or in the aggregate, have a Material Adverse Effect on the Company. No material infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries is known to the Company.

          3.17  DOI Reports.  The Company has made available to Parent at the
                -----------
Company's offices true, correct and complete copies of all material reports filed by the Company or any of its Subsidiaries regarding the activities of the Company and its Subsidiaries in the States of Connecticut, New Jersey and New

York with, and any license applications filed by the Company in such States with, and all material correspondence regarding such activities and license applications sent to, or received by the Company or any of its Subsidiaries from, applicable insurance and HMO regulatory bodies since January 1, 1995.
Each material report required to be filed by the Company or any of its Subsidiaries with applicable insurance and HMO regulatory bodies since January 1, 1995 (as such documents have since the time of their filing been amended, the "DOI Reports") has been filed. As of their respective dates, the DOI Reports
 -----------
complied in all material respects with the requirements of the laws, rules and regulations applica ble to such DOI Reports, and none of the DOI Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof.

          3.18  Covered Lives/Subscribers.  As of April 30, 1997, (i) the
                -------------------------
Company had a total of 379,026 at-risk members covered under its various managed health care plans, including 339,742 commercial HMO members, 15,254 Medicare members, 24,030 Medicaid members, and no commercial PPO members, and (ii) there were 68,844 persons covered by self-funded and other plans for which the Company provided ASO services.

          3.19  Contracts.  Neither the Company nor its Subsidiaries is a party
                ---------
to, or has any obligation under, any contract or agreement, written or oral, which contains any covenants currently or prospectively limiting the freedom of the Company, any of its Subsidiaries or any of their respective affiliates to engage in any line of business or to compete with any entity. All contracts and agreements to which the Company or any of its Subsidiaries is a party or by which any of their respective assets are bound are valid and binding, in full force and effect and enforceable against the parties thereto in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general principles of equity, other than such failures to be so valid and binding, in full force and effect or enforceable which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is not under any such contract or agreement any existing default, or event which, after notice or lapse of time, or both, would constitute a default, by the Company or any of its Subsidiaries or, to the Company's knowledge, any other party, except to the extent such default would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          3.20  Brokers and Finders.  Except for the fees and expenses payable
                -------------------
to the Company Financial Advisor, which fees and expenses are reflected in its agreements with the Company, true and complete copies of which have been furnished to Parent, the Company has not engaged any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

          3.21  Company Rights Plan.  The Rights Agreement has been amended to
                -------------------
(i) render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (y) neither Parent nor any of its wholly owned Subsidiaries is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (z) a Stock Acquisition Date or Distribution Date (in each case as defined in the Rights Agreement) does not occur solely by reason of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

          3.22  Certain Real Property.  The Company does not directly own any
                ---------------------
real property located in the State of Connecticut.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND MERGER SUB

          Each of Parent and Merger Sub represent and warrant jointly and severally to the Company that, except as set forth with respect to a specifically identified representation and warranty on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"):
 --------------------------

          4.1  Corporate Organization and Qualification. Each of Parent and each
               ----------------------------------------
of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on Parent. Each of Parent and each of its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not have a Material Adverse Effect on Parent. Parent and Merger Sub have heretofore made available to the Company complete and correct copies of their respective Certificates of Incorporation and Bylaws as in effect on the date hereof.

          4.2  Authority Relative to This Agreement.  Each of Parent and Merger
               ------------------------------------
Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Parent and Merger Sub and by Parent as sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regard less of whether enforceability is considered in a proceeding in equity or at law).

          4.3  Governmental Authorization.  The execution, delivery and
               --------------------------
performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than:

               (a) the filing of the Certificate of Merger in accordance with Delaware Law;

               (b)  compliance with any applicable requirements of the HSR Act;

               (c) compliance with any applicable requirements of the Exchange Act;

               (d) compliance with any applicable foreign or state securities or "blue sky" laws, rules or regulations;

          (e) compliance with Federal, foreign and state laws, rules and regulations governing insurance, health maintenance organizations, health care services plans, third party administrators, hospitals or other managed health care organizations or antitrust; and

          (f) such other filings or registrations with, or authoriza tions, consents or approvals of, Governmental Entities, the failure of which to be made or obtained would not, individually or in the aggregate, (i) have a Material Adverse Effect on Parent or (ii) impair the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

          4.4  Non-Contravention. The execution, delivery and performance of
               -----------------
this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not:

          (a) contravene or conflict with any provisions of the respective charters or bylaws (or similar governing documents) of Parent or any of its Significant Subsidiaries;

          (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any Subsidiary of Parent or any of their respective properties or assets;

          (c) conflict with or result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in any third party having any right of termination, amendment, acceleration or cancellation of or loss of a material benefit under, (i) any agreement, contract or other instrument binding upon Parent or any Subsidiary of Parent or (ii) assuming compliance with the matters referred to in

Section 4.3, any license, franchise, permit or other similar authorization held by Parent or any Subsidiary of Parent; or

          (d) result in the creation or imposition of any Lien on any material asset of Parent or any Subsidiary of Parent;

except, with respect to clauses (b), (c) and (d) above, for contraventions, de faults, losses, Liens and other matters referred to in such clauses that would not, individually or in the aggregate, (i) have a Material Adverse Effect on Parent, (ii) impair the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or (iii) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          4.5  SEC Reports; Financial Statements. Each periodic report,
               ----------------------------------
registration statement, definitive proxy statement and other document filed by the Parent with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"), as of their
                                        ------------------
respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Parent SEC Reports and none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The Parent SEC Reports include all the documents (other than preliminary material) that Parent was required to file with the SEC since January 1, 1995. The financial statements of Parent included in the Parent SEC Reports, as of their respective filing dates with the SEC, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of the unaudited statements, to normal, year-end audit adjustments).

          4.6  Information Supplied.  None of the information supplied or to be
               --------------------
supplied by Parent or Merger Sub specifically for inclusion in the Proxy

Statement will, at the time of mailing to stockholders of the Company or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.7  Interim Operations of Merger Sub.  Merger Sub was formed solely
               --------------------------------
for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

          4.8  Brokers and Finders.  Except for the fees and expenses payable to
               -------------------
Credit Suisse First Boston, which fees and expenses are reflected in its agreements with Parent, Parent has not engaged any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.


                                   ARTICLE V

                      ADDITIONAL COVENANTS AND AGREEMENTS

          5.1  Conduct of Business of the Company.  Except as set forth in
               ----------------------------------
Section 5.1 of the Company Disclosure Schedule or Section 5.8 hereof, the Company agrees that during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall not be impaired. Except as set forth in Section 5.1 of the Company Disclosure Schedule or Section
5.8 hereof, without limiting the generality of the foregoing, and except as otherwise expressly permitted in this Agreement prior to the Effective Time, neither the Company nor any of its Subsidiaries shall:

          (a) except for shares of Class A Common Stock to be issued or delivered in connection with the exercise of Employee Options outstanding on the date hereof in accordance with their current terms, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capi tal stock, or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

          (b) except pursuant to the Plans as in effect on the date hereof, redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any shares of capital stock of the Company or any of its Subsidiaries;

          (c) split, combine, subdivide or reclassify any of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any of its capital stock or otherwise make any payments to stockholders of the Company in their capacity as such, except for dividends payable to the Company declared by any wholly owned subsidiary of the Company;

          (d) adopt or propose to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

          (e) adopt or propose to adopt any amendments to its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws;

          (f) waive, amend or otherwise alter the Rights Agreement or redeem the Rights;

          (g) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

          (h) sell (including by sale-leaseback), lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

          (i) make or agree to make any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $500,000, except as set forth in Section 5.1(i) of the Company Disclosure Schedule;

          (j) enter into any non-competition or other agreement which may restrict in any way the conduct of the respective businesses of the Company or any of its Subsidiaries;

          (k) modify its existing provider fee or rate schedules, the result of which modifications would be, based upon 1996 utilization, an increase in either
(i) the aggregate reimbursements to all physician, hospital and ancillary providers, taken together, or (ii) reimbursements to any individual physician, hospital or ancillary provider representing at least $1,000,000 or more in annual payments for services during 1996;

          (l) except as required by law, effect material changes to rating plans or issue new business or renewal quotations to groups of more than 1,000 employees or enter into any amendment or modification of any of its agreements with providers, other than amendments expressly contemplated hereby, without reasonable evidence that doing so would be in the economic interests of the Company and would not adversely affect the Company's rights to medically manage the provision of healthcare except in immaterial respects;

          (m) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, or make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any wholly owned Subsidiary of the Company;

          (n) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

          (o) settle or compromise any pending or threatened material suit, action or claim relating to the transactions contemplated hereby;

          (p) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, or as required by their by terms, of liabili ties reflected or reserved against in, or contemplated by, the Company Balance Sheet (or the notes thereto) or incurred in the ordinary course of business consistent with past practice or immaterial liabilities not incurred in the ordinary course of business consistent with past practice;

          (q) increase in any manner the compensation or fringe benefits of any of its directors, officers or other employees receiving an annual salary in excess of $40,000, or pay any pension or retirement allowance not re quired by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee (other than increases in the compensation of employees who are not officers or directors of the Company made in the ordinary course of business consistent with past practice) or voluntarily accelerate the vesting of any compensation or benefit;

          (r) waive, amend or allow to lapse any term or condition of any confidentiality or "standstill" agreement to which the Company is a party; or

          (s) take, or agree in writing or otherwise to take, any of the foregoing actions.

          5.2  Reasonable Best Efforts.  Upon the terms and subject to the
               -----------------------
conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (a) the prompt making of their respective filings and thereafter the making of any other required submission under the HSR Act with respect to the Merger, (b) the obtaining of all additional necessary actions or non-actions, waivers, consents and approvals from Govern mental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from any Governmental Entity, (c) the obtaining of all necessary consents, approvals or waivers from third parties, (d) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (e) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

          5.3  Access to Information.  The Company shall, and shall cause each
               ---------------------
of its Subsidiaries to, afford to Parent, and to Parent's accountants, counsel and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during normal business hours during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state laws other than product and product-related filings with departments of insurance and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. The financial and operating data requested pursuant to this Section 5.3 shall specifically include, but shall not be limited to, all correspondence and reports reasonably relating to any actual or threatened adverse actions, denials or revocations of accreditation, sanctions or investigations by the National Committee on Quality Assurance, the Joint Commission on Hospital Accreditation, the Health Care Financing Adminis tration or any other state or federal agency and any notice of termination from any employee group or program representing five percent or more of the revenue of any Subsidiary of the Company. Parent and each of its Subsidiaries will hold, and will cause its respective affiliates, associates and representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement, dated as of March 3, 1997, between Parent and Company (the "Confidentiality Agreement").
                                       -------------------------

          5.4  Publicity.  The parties will consult with each other and will
               ---------
mutually agree upon any press releases or public announcements pertaining to this Agreement and the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public an nouncement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

          5.5  Notices of Certain Events.  The Company shall, upon obtain ing
               -------------------------
knowledge of any of the following, promptly notify Parent in writing of: (i) any Material Adverse Effect with respect to the Company; (ii) any change which makes it likely that any representation or warranty set forth in this Agreement regarding the Company or any of its Subsidiaries will not be true in any material respect at the Closing and which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (iii) the occur rence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (iv) the failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (v) any notice or other communication from any Governmental Entity in connection with the Merger; or (vi) any actions, suits, claims, investigations or other proceedings (or communications indicating that the same may be contemplated) commenced or threatened against the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have resulted in any of the representations and warranties set forth in Section 3.9 being untrue or inaccurate or which relate to the consummation of the Merger;

provided, however, that the delivery of any notice pursuant to this Section 5.5
--------  -------
shall not cure any breach of any representation or warranty or otherwise limit or affect the remedies available to Parent.

          5.6  Stockholder Meeting; Proxy Materials; Opinion of Financial
               ----------------------------------------------------------
Advisor.
-------

          (a) Unless the Board of Directors of the Company shall take any action permitted by the third sentence of this Section 5.6(a), the Company shall cause the Special Meeting to be duly called and held as soon as practica-ble after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement (the "Company Stockholder Approval"). Except as
                                     ----------------------------
provided in the next sentence, the Board of Directors of the Company shall recommend approval and adoption of this Agreement by the Company's stock holders. The Board of Directors of the Company shall be permitted to (i) not recommend to the Company's stockholders that they vote in favor of the approval and adoption of this Agreement or (ii) withdraw or modify in a manner adverse to Parent its recommendation to the Company's stockholders that they vote in favor of the approval and adoption of this Agreement, but in each of cases (i) and
(ii) only if and to the extent that the Company has complied with Section 5.7, a Superior Proposal (as defined in Section 5.6(b)) is pending at the time the Company's Board of Directors determines to take any such action or inaction and the Company's Board of Directors determines in good faith, based upon the advice of its outside legal counsel, that such action or inaction is necessary for such Board of Directors to comply with its fiduciary duties under applicable law;

provided that no such failure to recommend, withdrawal or modification shall be
--------
made unless the Company shall have delivered to Parent a written notice advising Parent that the Board of Directors of the Company has received a Superior Proposal and identifying the Person making such Superior Proposal; provided,
                                                                   --------
further, that nothing contained in this Agreement shall prevent the Board of
-------
Directors of the Company from complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal (as defined in Section 5.6(b)).

          (b)  For purposes of this Agreement, "Superior Proposal" means any
                                                -----------------
bona fide written Acquisition Proposal for all of the outstanding Shares or all or substantially all of the assets of the Company and its Subsidiaries on terms that the Board of Directors of the Company determines in good faith (based on the advice of a financial advisor of nationally recognized reputation) are more favorable and provide greater value to all the Company's stockholders than this Agreement and the Merger. For purposes of this Agreement, "Acquisition
                                                            -----------
Proposal" means any offer or proposal for, or any indication of interest in, a
--------
merger or other business combination involving the Company or any Significant Subsidiary of the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Significant Subsidiary of the Company, other than the transactions contemplated by this Agreement.

          (c) In connection with such Special Meeting, the Company (i) will promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC as promptly as practicable and will promptly thereafter mail to its stockholders the Proxy Statement and all other proxy materials for such meeting, (ii) will use its reasonable best efforts, subject to the immediately preceding sentence, to obtain the Company Stockholder Approval and (iii) will otherwise comply with all legal requirements applicable to such meeting. The Company shall notify Parent promptly of the receipt of comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information, and shall supply Parent with copies of all correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to the Special Meeting, any event should occur relating to the Company or its officers or directors which should be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly inform Parent. Whenever any event occurs which should be described in an amendment of, or a supplement to, the Proxy State ment, the Company shall, upon learning of such event, prepare promptly, file and clear with the SEC and mail to the Company's stockholders such amendment or supplement; provided, however, that prior to such mailing, to
                              --------  -------
the extent practicable (i) the Company shall consult with Parent with respect to such amendment or supplement and (ii) the Company shall afford Parent reasonable opportunity to comment thereon, it being understood that the Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

          (d) The Company shall use its reasonable best efforts to cause the Company Financial Advisor to provide its opinion to the effect that, as of a date no earlier than three business days prior to the date that the Proxy Statement is mailed to stockholders of the Company, the consideration to be received by the holders of Shares pursuant to the Merger is fair to such holders from a financial point of view, and shall include such updated opinion in the Proxy Statement.

          5.7  No Solicitation.
               ---------------

          (a) The Company shall not, directly or indirectly, through any officer, director, employee, investment banker, attorney, representative or agent of the Company or any of its Subsidiaries, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in negotiations or discussions concerning, or provide any non-public information or data to any Person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this
                         --------  -------
Agreement shall prevent the Company or its Board of Directors from (A) furnishing nonpublic information or data to, or entering into discussions or negotiations with, any Person in connection with an unsolicited Acquisition Proposal, if and only to the extent that the Company's Board of Directors determines in good faith, based upon the advice of its outside legal counsel, that such action is necessary for such Board of Directors to comply with its fiduciary duties under applicable law and prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person or entity, the Company or its Board of Directors receives from such Person or entity an executed customary confidentiality agreement, provided, that in the
                                                        --------
event that any term of such confidentiality agreement is more favorable to such Person or entity than the Confidentiality Agreement is to Parent, (x) the Company shall promptly (and in no event later than 24 hours after execution thereof) notify Parent of the more favorable provisions of such confidentiality agreement and (y) the Confidentiality Agreement shall automatically be deemed to have been amended to provide Parent with the benefit of the more favorable term(s); (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Propos al. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (b) The Company shall (i) promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal) notify Parent after receipt by it (or its advisors) of any Acquisition Proposal or any inquiries indicating that any Person is considering making or wishes to make an Acquisition Proposal, identifying such Person, (ii) promptly notify Parent after receipt of any request for nonpublic information relating to it or any of its Subsidiaries or for access to its or any of its Subsidiaries' properties, books or records by any Person, identifying such Person and the information requested by such Person, that may be considering making, or has made, an Acquisition Proposal and promptly provide Parent with any nonpublic information which is given to such Person pursuant to this Section 5.7(b), and (iii) keep Parent advised of the status and principal financial terms of any such Acquisition Proposal, indication or request. The Company shall give Parent at least 24 hours' advance notice of any informa tion to be supplied to any Person making such Acquisition Proposal.

          5.8  Termination of Company Stock Plans.  Except as may be otherwise
               ----------------------------------
agreed to by Parent and the Company, the Company Stock Plans shall terminate as of the Effective Time. Prior to the Effective Time, the Board of

Directors of the Company (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions as are required to (i) effect the transactions contemplated by Section 1.9 and (ii) with respect to any stock option, stock appreciation or other stock benefit plan of the Company or any of its Subsidiaries not addressed by the preceding clause (i), ensure that, following the Effective Time, no participant therein shall have any right thereunder to acquire any capital stock of the Surviving Corporation or any subsidiary thereof.

          5.9  Indemnification of Directors and Officers.
               -----------------------------------------

          (a) From and after the Effective Time, Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present officers, directors, employees and agents (the "Indemnified Parties") of the
                                                -------------------
Company and of its Subsidiaries to the full extent such Persons may be indemnified by the Company pursuant to the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (or similar charter documents of any of its Subsidiaries), in each case as in effect as of the date hereof, for acts and omissions occurring at or prior to the Effective Time and shall advance reasonable litigation expenses incurred by such Persons in connection with defending any action arising out of such acts or omissions, provided that such Persons provide the requisite undertaking, as set forth in the Company's Amended and Restated Bylaws prior to the Effective Time.

          (b) Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy
           -------------
or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation
                    --------  -------
shall not be required to pay an annual premium for the D&O Insurance in excess of one and one-half times the last annual premium paid prior to the date hereof, but in such case shall purchase as much of such coverage as possible for such amount.

          5.10  Expenses.  Except as otherwise provided in Section 7.4 and in
                --------
addition to the amounts that may be owed pursuant to Section 7.4, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the liability, if any, for New York State Real Estate Transfer Tax, New York City Real Property Transfer Tax and Connecticut Controlling Interest Transfer

Tax, if and to the extent applicable and due with respect to the Merger, will be borne by the Surviving Corporation.

          5.11 Employee Matters.
               ----------------

          (a) Employee Benefits.  Parent shall maintain (or cause its
              -----------------
Subsidiaries to maintain), without interruption, through December 31, 1997, employee compensation and benefit plans and arrangements that will provide benefits to those provided to similarly situated employees of Parent and its Subsidiaries. Notwithstanding the foregoing, Parent shall provide, or cause it Subsidiaries to provide, to each Employee severance pay and benefits that are no less favorable than those provided under the employee benefit plans and current practices of Parent as in effect on the date of this Agreement.

          (b) Participation in Benefit Plans.  Employees shall be given credit
              ------------------------------
for all service with the Company and its Subsidiaries under all employee benefit plans and arrangements of Parent or any of its Subsidiaries in which they become participants for purposes of eligibility and vesting to the same extent as if rendered to Parent or any of its Subsidiaries. Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the Plan year in which the Effective Time occurs, to the extent that, following the Effective Time, they participate in any employee benefit plan of the Parent for which deductibles or co-payments are required. Parent shall also cause each of its employee benefit plans to waive (i) any preexisting condition restriction which was waived under the terms of any analogous Plan immediately prior to the Effective Time or (ii) waiting period limitation which would otherwise be applicable to an Employee on or after the Effective Time to the extent such Employee had satisfied any similar waiting period limitation under an analogous Plan prior to the Effective Time.

          (c) Accrued Vacation/Sick/Personal Days.  Parent shall assume the
              -----------------------------------
Company's obligations to Employees with respect to accrued but untaken vacation and sick and personal days, to the extent such obligations are reflected on the Company's balance sheet.


                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

          6.1  Conditions to Obligations of Parent and Merger Sub.  The
               --------------------------------------------------
obligations of Parent and Merger Sub hereunder to consummate the Merger are subject to the satisfaction or waiver by Parent, at or prior to the Effective Time, of each of the following conditions:

          (a)  Covenants; Accuracy of Representations and Warran ties.  (i) The
               ------------------------------------------------------
Company shall have performed in all material respects all of its material obligations and complied in all material respects with all of its material agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Effective Time; (ii) the representations and warranties of the Company contained in Article III shall be true and accurate at the date of this Agreement and as of the Effective Time with the same force and effect as if they had been made as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date and except as contemplated by this Agreement), except, in each case, for inaccuracies in any such representations and warranties that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Company and the Surviving Corporation; and (iii) the Company shall have provided Parent with a certificate executed by two executive officers of the Company, dated as of the Effective Date, to such effect.

          (b)  Certain Waivers.  The Company shall have obtained waivers or
               ---------------
amendments, as the case may be, from each of the parties other than the Company to the agreements set forth on Schedule 6.1, whereby each such other party expressly waives any rights to termination under the applicable agreement that may arise as a result of the consummation of the transactions contemplated by this Agreement and consents to those matters more specifically set forth on
Schedule 6.1.

          6.2  Conditions to Obligations of the Company.  The obligation of the
               ----------------------------------------
Company hereunder to consummate the Merger is subject to the satisfaction or waiver by the Company, at or prior to the Effective Time, of the following condition:

          (a)  Covenants; Accuracy of Representations and Warran ties.  (i)
               ------------------------------------------------------
Parent shall have performed in all material respects all of its material obligations and complied in all material respects with all of its material agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Effective Time; (ii) the representations and warranties of Parent contained in Article IV shall be true and accurate at the date of this

Agreement and as of the Effective Time with the same force and effect as if they had been made as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date and except as contemplated by this Agreement) except, in each case, for inaccuracies in any such representations and warranties that would not, individually or in the aggregate, have or reason ably be expected to have a Material Adverse Effect on Parent; and
(iii) Parent shall have provided the Company with a certificate executed by two executive officers of Parent, dated as of the Effective Date, to such effect.

          6.3  Conditions to Obligations of Each Party.  The respective
               ---------------------------------------
obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the Merger are further subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions:

          (a)  Stockholder Approval.  The Company Stockholder Approval
               --------------------
shall have been obtained.

          (b)  Illegality or Legal Constraint.  No statute, rule, regulation,
               ------------------------------
executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or other wise made inapplicable) by any court of competent jurisdiction or other Governmental Entity which prohibits the consummation of the transactions contemplated by this Agreement or imposes material conditions with respect thereto (collectively, "Restraints"); provided, however, that the party asserting the failure of this
 ----------    --------  -------
condition shall have used reasonable best efforts to prevent the entry of any such Restraint and, if applicable to such party, to appeal promptly any such Restraints that may be entered.

          (c)  Governmental Approvals.  The parties hereto shall have made the
               ----------------------
requisite filings with all Governmental Entities as shall be required pursuant to applicable laws, rules and regulations, and such Governmental Entities (including, but not limited to, the Insurance Departments of the States of New York, New Jersey and Connecticut), to the extent required by applicable law, shall have approved the transactions contemplated by this Agreement, except where the failure to obtain any such approval would not, individually or in the aggregate, have a Material Adverse Effect on Parent and the Surviving Corporation, taken as a whole, or upon the consummation of the transactions contemplated hereby.

          (d)  HSR Act.  The waiting period (and any extension thereof)
               -------
applicable to the Merger under the HSR Act shall have expired or been terminated.


                                  ARTICLE VII

                            TERMINATION OF AGREEMENT

          7.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to the Effective Time whether before or after the approval by the stockholders of the Company:

          (a)  by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company (i) if the Effective Date shall not have occurred on or before December 31, 1997, subject to the two business day period set forth in Section 1.4 (or February 28, 1998, subject to the two business day period set forth in Section 1.4, if the only condition remaining unfulfilled on December 31, 1997 is any required approval by any Governmental Entity or the expiration of any waiting period), (ii) if any Governmental Entity, the approval of which is a condition to the obligations of Parent, Merger Sub and the Company to consummate the Merger, shall have determined not to grant its approval and all appeals of such determination shall have been taken and have been unsuccessful or (iii) if any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order or temporary injunction) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; provided, however, that the right to terminate this
                         --------  -------
Agreement pursuant to clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

          (c) by either Parent or the Company, if, at the Special Meeting (including any adjournment or postponement thereof) called pursuant to Section 5.6, the Company Stockholder Approval shall not have been obtained;

          (d) by Parent (i) if there has been a breach by the Compa ny of any representation or warranty set forth in this Agreement, which breach would give rise to the failure of a condition set forth in Section 6.1 or 6.3, which has not been cured within 15 business days following receipt by the Company of written notice of such breach; (ii) if there has been a breach by the Company of any covenant or agreement set forth in this Agreement, which breach would give rise to the failure of a condition set forth in Section 6.1 or 6.3, which has not been cured within 15 business days following receipt by the Company of written notice of such breach; or (iii) if the Board of Directors of the Company shall have failed to recommend or withdrawn or modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement, or recommended an Acquisition Proposal or shall have entered into a definitive agreement providing for the transaction or transactions contemplated by an Acquisition Proposal (or the Board of the Directors of the Company shall have resolved to do any of the foregoing); provided, however, that the right to
                                      --------  -------
terminate this Agreement pursuant to this Section 7.1(d)(i) or (ii) shall not be available to Parent if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement, which breach would give rise to the failure of a condition set forth in Section 6.2 or 6.3, which has not been cured within 15 business days following receipt by Parent of written notice of such breach;

          (e) by the Company (i) if there has been a breach by Parent of any representation or warranty set forth in this Agreement, which breach would give rise to the failure of a condition set forth in Section 6.2 or 6.3, which has not been cured within 15 business days following receipt by Parent of written notice of such breach; (ii) if there has been a breach by Parent of any covenant or agreement set forth in this Agreement, which breach would give rise to the failure of a condition set forth in Section 6.2 or 6.3, which has not been cured within 15 business days following receipt by Parent of written notice of such breach; or (iii) subject to Section 7.2, if the Board of Directors of the Company shall have failed to recommend or withdrawn or modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement in order to permit the Company to execute a definitive agreement providing for the transac tion or transactions contemplated by a Superior Proposal; provided,
                                                                  --------
however, that the right to terminate this Agreement pursuant to this Section
-------
7.1(e)(i) or (ii) shall not be available to the Company if it, at such time, is in breach of any repre sentation, warranty, covenant or agreement set forth in this Agreement, which breach would give rise to the failure of a condition set forth in Section 6.1 or 6.3, which has not been cured within 15 business days following receipt by the Company of written notice of such breach.

          (f) by Parent at any time following the date 30 days after notice is delivered by the Company as required in Section 5.7(b)(i) concerning the receipt of an Acquisition Proposal unless, prior to termination under this subsection (f), the Company provides written notice to Parent that such Acquisition Proposal has been rejected or withdrawn or the Company is no longer engaged in negotiations or discussions with such other Person concerning the Acquisition Proposal; provided that the 30-day time period shall be reduced with
                      --------
respect to any subsequent Acquisition Proposal made by a Person whose Acquisition Proposal was previously rejected or withdrawn as provided in this subsection (f) to a number of days equal to the greater of (i) 30 minus the number of days lapsed from the receipt of any notice of any prior Acquisition Proposal from such Person until the rejection or withdrawal of any such prior Acquisition Proposal(s) and (ii) 10.

          7.2  Certain Actions Prior to Termination.  The Company shall provide
               ------------------------------------
to Parent the written notice required by Section 5.7(b) prior to any termination of this Agreement pursuant to Section 7.1(e)(iii) advising Parent that the Board of Directors of the Company has received a Superior Proposal. At any time after the third business day following such notice, the Company may termi nate this Agreement as provided in Section 7.1(e)(iii) only if (i) the Board of Directors of the Company determines that such Superior Proposal remains more favorable and provides greater value to the Company's stockholders than this Agreement and the Merger (which determination shall be made in light of any revised proposal made by Parent prior to the expiration of such three-business day period) and (ii) the termination fee contemplated by Section 7.4(a) shall have been paid to the Parent.

          7.3  Effect of Termination.  In the event of termination of this
               ---------------------
Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void (except as set forth in the last sentence of Section 5.3 and in Sections 5.10 and 7.4 and Article VIII) and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective officers or directors, except (i) as set forth in this Section 7.3, the last sentence of Section 5.3 or Sections 5.10 or 7.4 or Article VIII and
(ii) nothing herein shall relieve any party from liability for (x) any willful or intentional breach of any representations or warranties contained in this Agreement or (y) any breach of any covenant or agreement contained in this Agreement.

          7.4  Termination Fees.
               ----------------

          (a) Notwithstanding any other provision of this Agreement, so long as the Company is not entitled to terminate this Agreement by reason of

Section 7.1(e)(ii), (i) if this Agreement is terminated pursuant to Section 7.1(d)(iii) or Section 7.1(e)(iii), then the Company shall promptly pay to Parent a fee of $9 million (the amount of such fee being hereinafter referred to as the "Termination Fee"), plus an amount equal to all of the costs and expenses
        ---------------
incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby (upon receipt of reasonable documentation in respect thereto) up to an aggregate of $2.5 million (the "Termination
                                                          -----------
Expenses"); (ii) if this Agreement is terminated pursuant to Section 7.1(c) , then the Company shall promptly pay to Parent an amount equal to the Termination Expenses; (iii) if within 12 months of a termination of this Agreement pursuant to Section 7.1(c), the Company or any of its Subsidiaries accepts a written offer for, or otherwise enters into an agreement to consummate or consummates, a Transaction Proposal (as defined in Section 7.4(b)) with another Person, upon the signing of a definitive agreement relating to such Transaction Proposal, or, if no such agreement is signed, then upon consummation of any such Transaction Proposal, the Company shall pay to Parent an amount equal to the Termination Fee; or (iv) if within 12 months of the termination of this Agreement pursuant to Section 7.1(f) the Company or any of its Subsidiaries accepts a written offer for, or otherwise enters into an agreement to consummate or consummates, a Transaction Proposal with another Person, upon the signing of a definitive agreement relating to such a Transaction Proposal, or, if no such agreement is signed, then upon consumma tion of any such Transaction Proposal, the Company shall pay to Parent an amount equal to the Termination Fee.

          (b)  As used in this Section 7.4 "Transaction Proposal" shall mean a
                                            --------------------
proposal or offer (other than by another party hereto) (i) to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of 50% or more of the outstanding capital stock of the Company or any of its Subsidiaries holding substantially all of the assets of the Company and its Subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer or exchange offer or similar transaction, including, without limitation, any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of 50% or more of the outstanding capital stock of the Company or any of its Subsidiaries holding substantially all of the assets of the Company and its Subsidiaries, (ii) to purchase all or substantially all of the business or assets of the Company and its Subsidiaries or (iii) to otherwise effect a business combi nation involving the Company or any of its Subsidiaries holding substantially all of the assets of the Company and its Subsidiaries.

          (c)  The obligation to pay the Termination Fee or Termination
Expenses pursuant to Section 7.4(a) shall be in addition to the expenses to be paid by the Company pursuant to Section 5.10. The Company shall make all such payments promptly (and in any event within two days of receipt by the Company of written notice from Parent) by wire transfer of immediately available funds to an account designated by Parent.


                                  ARTICLE VIII

                           MISCELLANEOUS AND GENERAL

          8.1  Survival.  The representations and warranties made herein shall
               --------
not survive the termination of this Agreement or the Effective Time.  This
Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after termination of this Agreement or the Effective Time.

          8.2  Counterparts.  For the convenience of the parties hereto, this
               ------------
Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          8.3  Governing Laws and Consent to Jurisdiction.  The laws of the
               ------------------------------------------
State of Delaware (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware (and the Delaware State and Federal courts having jurisdiction over appeals therefrom) in respect of the transactions contemplated by this Agreement, the other agreements and documents referred to herein and the transactions contemplated by this Agreement and such other documents and agreements.

          8.4  Notices.  Any notice, request, instruction or other document to
               -------
be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:

               (a)  If to the Company, to:

                    Robert L. Natt
                    Physicians Health Services, Inc.
                    One Far Mill Crossing
                    P.O. Box 904
                    Shelton, CT 06484
                    (203) 225-8254 (telephone)
                    (203) 225-4001 (telecopier)

                    with a copy to:

                    Robert A. Kindler, Esq.
                    Cravath, Swaine & Moore
                    Worldwide Plaza
                    825 Eighth Avenue
                    38th Floor
                    New York, NY 10019-7475
                    (212) 474-1640 (telephone)
                    (212) 765-1047 (telecopier)

               (b)  If to Parent or Merger Sub, to:

                    Foundation Health Systems, Inc.
                    225 North Main
                    Pueblo, CO 81003
                    Attn: General Counsel
                    (719) 585-8077 (telephone)
                    (719) 585-8175 (telecopier)

                    with a copy to:

                    Charles W. Mulaney, Jr., Esq.
                    Gary P. Cullen, Esq.
                    Skadden, Arps, Slate, Meagher & Flom (Illinois)
                    333 West Wacker Drive
                    Suite 2100
                    Chicago, IL 60606
                    (312) 407-0700 (telephone)
                    (312) 407-0411 (telecopier)
or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

          8.5  Entire Agreement.  This Agreement and the Confidentiality
               ----------------
Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

          8.6  Parties in Interest.  This Agreement shall be binding upon and
               -------------------
inure solely to the benefit of each party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement;

provided, however, that the provisions of Section 5.9 shall inure to the benefit
--------  -------
of and be enforceable by the Indemnified Parties.

          8.7  Amendment and Waivers.  Any term or provision of this Agreement
               ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default, unless such waiver so expressly states. At any time before or after the Company Stockholder Approval and prior to the Effective Time, this Agreement may be amended or supplemented by the parties hereto with respect to any of the terms contained in this Agreement, except that following the Company Stockholder Approval there shall be no amendment or change to the provisions hereof with respect to the Merger Consideration without further approval by the stockholders of the Company, and no other amendment shall be made which by law requires further approval by such stockholders without such further approval.

          8.8  Certain Definitions.  As used herein:
               -------------------

          (a)  "Material Adverse Effect" shall mean any adverse change in or
                -----------------------
effect on the financial condition, business or results of operations of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, which is material to the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, other than any change or effect relating to the United States economy in general or to the health care industry in general and not specifically relating to the Company and its Subsidiaries or to Parent and its Subsidiaries, as the case may be.

          (b)  "Person" shall mean any individual, partnership, firm,
                ------
corporation, association, joint venture, trust or other entity.

          (c)  "Significant Subsidiary" shall mean, when used with  reference to
                ----------------------
any entity, any subsidiary of such entity that constitutes a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC and any Subsidiary that is subject to regulation by any insurance or HMO regulatory authority.

          (d)  "Subsidiary" shall mean, when used with reference to any entity,
                ----------
any corporation a majority of the outstanding voting securities of which are owned directly or indirectly by such former entity.

          8.9  Validity.  The invalidity or unenforceability of any provision of
               --------
this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

          8.10  Captions.  The Article, Section and paragraph captions herein
                --------
are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          8.11  Assignment.  Neither this Agreement nor any of the rights,
                ----------
interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that Parent may assign
                                      --------  -------
its rights hereunder to any of its Subsidiaries, provided that no such assignment shall relieve Parent of its obligations hereunder. Any assignment in violation of the preceding sentence shall be void.

          8.12  Disclosure Schedules.  Matters reflected on the Company
                --------------------
Disclosure Schedule and the Parent Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected therein and the inclusion of such matters shall not be deemed an admission that such matters were required to be reflected on the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

          8.13  Specific Performance.  The parties agree that irreparable damage
                --------------------
would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                          PHYSICIANS HEALTH SERVICES, INC.



                          By: /s/ Robert L. Natt
                             __________________________________
                          Name: Robert L. Natt
                          Title:


                          FOUNDATION HEALTH SYSTEMS, INC.



                          By: /s/ Jay M. Gellert
                             __________________________________
                          Name: Jay M. Gellert
                          Title: President and Chief Operating Officer


                          PHS ACQUISITION CORP.



                          By: /s/ B. Curtis Westen
                             __________________________________
                          Name: B. Curtis Westen
                          Title: Senior Vice President, General
                                 Counsel & Secretary